Press Release

Exhibit 99.1
Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
DECLARES QUARTERLY CASH DIVIDEND FOR
SERIES A PREFERRED STOCK

RED BANK, NEW JERSEY, July 24, 2020…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), announced that its Board of Directors has declared a quarterly cash dividend of 0.4764 per share for every depository share, representing 1/40th interest in the Series A Preferred Stock, payable on August 17, 2020 to stockholders of record on July 31, 2020.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.3 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

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